News Announcement

DIGIPLEX FISCAL 2013 Q3 REVENUE RISES NINEFOLD
REFLECTING CONTINUED SCREEN GROWTH

- Achieves Improvements in Key Metrics -

WESTFIELD, New Jersey (May 14, 2013) – Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today reported its fiscal 2013 third quarter financial results for the three-month period ended March 31, 2013.

DATE/TIME: Today, 5/14/13 at 4:30 p.m. ET

TELEPHONE: 800/707-8454. Please call at least five minutes in advance to be connected.

WEBCAST: live webcast is available through the Investor Relations section of Digiplex’s website at www.digiplexdest.com. A webcast replay will be available and accessible for at least 30 days following the live event.

SUMMARY AND SUPPLEMENTARY FINANCIAL DATA
(unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
(in thousands)	2013	2012	2013	2012
Total revenue	$8,765	$976	$19,982	$2,875
Net loss	(2,151)	(315)	(4,047)	(903)

Theater level cash flow (1)	1,123	217	3,426	585
Adjusted EBITDA (1)	398	(165)	1,252	(421)

Theaters	18	3	18	3
Average screens	172	19	113	19
Average attendance per screen	4,429	4,155	15,532	12,167
Average admission per patron	$7.84	$8.81	$7.80	$9.03
Average concessions sales per patron	$3.22	$2.69	$3.17	$2.65
Total attendance (in thousands)	764	79	1,762	231

(1)
Theater level cash flow and Adjusted EBITDA are supplemental non-GAAP financial measures. Reconciliations of these metrics to the net loss for the three and nine months ended March 31, 2013 and 2012 are included in the supplementary tables accompanying this news announcement. These metrics as shown above are net of Start Media’s share of these items.

Digiplex Chairman and CEO Bud Mayo stated, “Our organization’s top priority continues to be achieving disciplined screen growth as we focus on ultimately expanding Digiplex’s footprint to the 100 location/1000 screen goal we set as a corporate milestone.  In fiscal Q3 we added two additional theaters with an aggregate of 19 screens in Solon, OH and Sparta, NJ, raising screen count 12% sequentially.  It often takes a few quarters to get new locations up-and-running on Digiplex’s comprehensive digital platform.

“Once fully integrated, we focus on further enhancing attendance and theater level cash flow through a disciplined strategy that encompasses offering a wide array of alternative content, including our own curated DigiNext titles.  We also deploy a full complement of social media and targeted marketing in order to generate a two-way dialog with both existing and new patrons, driving additional traffic to our theaters.

“In early April, we hosted a ribbon-cutting for the Solon location, highlighting completion of the digital conversion and some additional cosmetic enhancements.  Within the 16-plex, we rebranded four of the auditoriums as the Arts Center 4, which is a ‘theater within the theater.’  These auditoriums offer a unique blend of alternative programming, one of our key differentiators, as we stay on the cutting-edge of digital cinema presentation, offering our valued patrons a true ‘peek at the future of theatrical exhibition,’

“Looking ahead, we maintain a robust and active pipeline of potential theater acquisition candidates, and we have the capacity and liquidity to grow utilizing additional capital from our Start Media JV as well as the new shelf offering, which was filed subsequent to quarter-end,” concluded Mr. Mayo.

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	March 31, 2013	June 30, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,134	$2,037
Accounts receivable	739	238
Inventories	159	78
Deferred financing costs, current portion	267	-
Prepaid expenses and other current assets	1,217	381
Total current assets	5,516	2,734
Property and equipment, net	28,084	15,432
Goodwill	4,576	980
Intangible assets, net	5,268	4,114
Security deposit	168	3
Deferred financing costs, long term portion, net	977	-
Other assets	290	14
TOTAL ASSETS	$44,879	$23,277

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,051	$1,939
Accrued expenses	3,016	3,334
Payable to vendor for digital systems	-	3,334
Notes payable, current portion	1,045	1,000
Capital lease, current portion	94	-
Earn out from theater acquisitions, current portion	550	79
Deferred revenue	378	31
Total current liabilities	7,134	6,383
NONCURRENT LIABILITIES
Notes payable, long term portion	8,957	-
Capital lease, net of current position	289	-
Unfavorable leasehold liability, long term portion	167	190
Deferred rent expense	275	83
Deferred tax liability	61	39
TOTAL LIABILITIES	16,906	6,695

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred Stock, $0.1 par value, 10,000,000 shares authorized as of March 31, 2013 and June 30, 2012, 6 and 0 shares of Series B Preferred Stock issued and outstanding as of March 31, 2013 and June 30, 2012, respectively	-	-
Class A Common stock, $.01 par value: 20,000,000 shares authorized and 5,442,880 and 4,519,452 shares issued and outstanding as of March 31, 2013 and June 30, 2012, respectively	54	45
Class B Common stock, $.01 par value, 900,000 shares authorized; 865,000 shares and 900,000 shares issued and outstanding as of March 31, 2013 and June 30, 2012, respectively	9	9
Additional paid-in capital	25,431	19,285
Accumulated deficit	(6,091)	(2,757)

TOTAL STOCKHOLDERS’ EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	19,403	16,582
Noncontrolling interest	8,593	-
TOTAL LIABILITIES AND EQUITY	$44,879	$23,277

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
REVENUES
Admissions	$5,985	$695	$13,746	$2,087
Concessions	2,461	213	5,589	614
Other	319	68	647	174
Total revenues	8,765	976	19,982	2,875
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COSTS AND EXPENSES
Cost of operations:
Film rent expense	2,844	304	6,698	902
Cost of concessions	413	40	895	107
Salaries and wages	1,155	109	2,378	397
Facility lease expense	1,514	122	2,847	370
Utilities and other	1,848	203	3,733	532
General and administrative	1,365	409	3,311	1,083
Change in fair value of earn out	(79)	(20)	(79)	(20)
Depreciation and amortization	1,439	125	3,385	387
Total costs and expenses	10,499	1,292	23,168	3,758
OPERATING LOSS	(1,734)	(316)	(3,186)	(883)
OTHER EXPENSE
Interest expense	(326)	-	(620)	-
Non-cash interest expense	(75)	-	(153)	-
Other expense	(38)	(1)	(46)	(2)
LOSS BEFORE INCOME TAXES	(2,173)	(317)	(4,005)	(885)
Income tax expense	(22)	(2)	42	18
NET LOSS	$(2,151)	$(315)	$(4,047)	$(903)
Net loss attributable to non-controlling interest	620	-	713	-
Net loss attributable to Digital Cinema Destinations Corp.	$(1,531)	$(315)	$(3,334)	$(903)
Preferred stock dividends	(5)	(84)	(11)	(236)
Net loss attributable to common stockholders	$(1,536)	$(399)	$(3,345)	$(1,139)
Net loss per Class A and Class B common share – basic and diluted attributable to common stockholders	$(0.25)	$(0.27)	$(0.59)	$(0.78)
Weighted average common shares outstanding	6,065,265	1,469,166	5,663,016	1,469,166

SUPPLEMENTARY NON-GAAP RECONCILIATION
OFO OF ADJUSTED EBITDA
(Unaudited) ($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
	2013	2012	2013	2012
Net loss	$(2,151)	$(315)	$(4,047)	$(903)
Add back:
Depreciation and amortization	1,439	125	3,385	387
Interest expense	401	-	773	-
Income tax expense	(22)	(2)	42	18
EBITDA	(333)	(192)	153	(498)
Addback:
Stock-based compensation (2)	79	16	148	49
Non-recurring organizational and M&A-related professional fees (3)	212	11	552	28
Consolidated Adjusted EBITDA	$(42)	$(165)	$853	$(421)
Addback:
Management fees (4)	203	-	255	-
Deduct:
Start Media's share of Adjusted EBITDA	237	-	144	-
Adjusted EBITDA of Digital Cinema Destinations Corp.	$398	$(165)	$1,252	$(421)

SUPPLEMENTARY NON-GAAP RECONCILIATION
OFO OF THEATER LEVEL CASH FLOW
(Unaudited) ($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
	2013	2012	2013	2012
Net loss	$(2,151)	$(315)	$(4,047)	$(903)
Addback:
General and administrative (1)	1,365	409	3,311	1,083
Depreciation and amortization	1,439	125	3,385	387
Income tax expense	(22)	(2)	42	18
Interest expense	401	-	773	-
Consolidated TLCF	$1,032	$217	$3,464	$585
Deduct:
Start Media's share of TLCF	91	-	(39)	-
TLCF of Digital Cinema Destinations Corp.	$1,123	$217	$3,426	$585

(1) TLCF is intended to be a measure of theater profitability. Therefore, our corporate general and administrative expenses have been excluded.
(2) Represents the fair value of shares of Class A common stock and restricted stock awards issued to employees and non-employees for services rendered. As these are non-cash charges, we believe that it is appropriate to show Adjusted EBITDA excluding this item. The increase from the prior year is due to the magnitude of the Lisbon and UltraStar acquisitions.
(3) Primarily represents professional fees incurred in connection with start-up activities, the creation of acquisition template documents that will be used by us for future transactions, and certain other costs related to our acquisition strategy. While we intend to acquire additional theaters, we have laid the groundwork for our acquisition program and we expect to incur reduced legal fees in connection with future acquisitions. We therefore believe that it is appropriate to exclude these items from Adjusted EBITDA.
(4) To add back management fees to Digiplex from JV.

About Digital Cinema Destinations Corporation (www.digiplexdest.com)

Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare.  The Company’s customers enjoy live and pre-recorded alternative programming such as concerts, operas, ballets, sporting events, conferences, interactive videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. As of April 30, 2013, Digiplex operates 18 cinemas and 178 screens in AZ, CA, CT, NJ, OH and PA.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K for the year ended June 30, 2012 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts: Bud Mayo, Chairman/CEO Digital Cinema Destinations Corp. 908/396-1362 or bmayo@digiplexdest.com	Robert Rinderman or Jennifer Neuman JCIR – Investor Relations/Corporate Communications 212/835-8500 or DCIN@jcir.com

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